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                                  EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

To the Board of Directors
        Professional Veterinary Products, Ltd.

As independent certified public accountants, we hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated July 31, 2001 and 2000 and July 31, 2000 and 1999, relating to the financial statements of Professional Veterinary Products, Ltd., which reports appear in such Prospectus.

                                          /s/ Marvin E. Jewell & Co., P.C.

November 2, 2001